UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2025

Akari Therapeutics, Plc

(Exact Name of Registrant as Specified in Charter)

England and Wales	001-36288	98-1034922
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 Boston Wharf Road FL 7

Boston, MA 02210

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (929) 274-7510

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 2,000 Ordinary Shares	AKTX	The Nasdaq Capital Market
Ordinary Shares, par value $0.0001 per share*

*Trading, but only in connection with the American Depositary Shares.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer

On March 14, 2025, Akari Therapeutics, Plc (the “Company”) entered into an Executive Offer of Employment Agreement (as amended by a subsequent Chief Executive Officer Letter Agreement, dated March 18, 2025, the “Employment Agreement”) with Mr. Abizer Gaslightwala pursuant to which Mr. Gaslightwala will serve as the President and Chief Executive Officer of the Company, effective on or around April 21, 2025 (the “Start Date”).

The Employment Agreement has an indefinite term and either party may terminate it by giving at least 30 days’ prior written notice for any reason or for no particular reason.

Under the Employment Agreement, Mr. Gaslightwala’s annual base salary is $475,000 (the “Base Salary”), which is subject to review on a periodic basis. Mr. Gaslightwala is also eligible to receive (i) an annual cash bonus with a target of 50% of the Base Salary, provided that the actual amount of such bonus shall be based on the achievement of performance goals established between Mr. Gaslightwala and the Board of Directors of the Company (the “Board”), (ii) a stock option to purchase American Depositary Shares (“ADS”) in the Company equal to 1,100,000 ADS, the equivalent of 2,200,000,000 of the Company’s Ordinary Shares, (the “Option”), and (iii) a stock option to purchase ADS in the Company equal to 600,000 ADS, the equivalent of 1,200,000,000 of the Company’s Ordinary Shares, (the “Performance Option”). The Option and the Performance Option shall be subject to Board approval and the terms and conditions of the Company’s 2023 Equity Incentive Plan. The Option shall have a four-year vesting schedule pursuant to which 25% shall vest on the twelve month anniversary of the Grant Date and the remainder shall vest ratably on a monthly basis over the then remaining thirty-six months from the Grant Date such that it will be fully vested on the fourth anniversary of the Grant Date. The Performance Option shall vest if at least one of the following criteria is met: (a) closing of a Qualified Financing of at least $15,000,000 on or before December 31, 2025, or (b) closing of an antibody drug conjugate focused license transaction, with a minimum upfront payment of $10,000,000, on or before December 31, 2025. If neither of these criteria are met by December 31, 2025, the Performance Option will expire.

Upon termination of Mr. Gaslightwala’s employment for any reason, he will receive his earned but unpaid Base Salary and, if applicable, (i) any accrued but unused vacation, through the date of termination, and (ii) the amount of any documented expenses properly incurred on behalf of the Company prior to any such termination and not yet reimbursed (the “Accrued Obligations”).

Upon termination of Mr. Gaslightwala's employment without cause or by Mr. Gaslightwala with good reason, which does not occur within 12 months of a change of control, in addition to the Accrued Obligations, and subject to his timely execution of a separation agreement and release in a form and manner satisfactory to the Company, he shall be entitled to receive (i) the sum of 12 months of the Base Salary and target annual performance bonus for the same time period, payable as salary continuation and (ii) reimbursement for any monthly premium paid under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), as amended, by Mr. Gaslightwala on his behalf until the earliest of (a) 12 months following the date of termination, (b) the date on which Mr. Gaslightwala is no longer eligible to receive such coverage, or (b) the date on which Mr. Gaslightwala becomes eligible to receive similar coverage from another employer or other source. Further, Mr. Gaslightwala’s Option will continue to vest for a 6-month period from the date of termination and to the extent Mr. Gaslightwala is terminated without Cause, or he resigns for Good Reason in the first year of employment, at a minimum vest 25% of the Option shall vest on the twelfth month anniversary of the Grant Date.

Upon termination of Mr. Gaslightwala’s employment by us without cause or by Mr. Gaslightwala for good reason within 12 months of a change of control, in addition to the Accrued Obligations, and subject to his timely execution of a separation agreement and release in a form and manner satisfactory to the Company, he shall be entitled to receive (i) the sum of 1.5 times Accrued Obligations amount. Further, Mr. Gaslightwala’s Option shall immediately accelerate and become fully exercisable or nonforfeitable as of the later of (i) the date of termination or (ii) the effective date of the separation agreement and release.

The Employment Agreement also contains restrictive covenants for the Company’s benefit, and Mr. Gaslightwala is required to maintain the confidentiality of our confidential information.

Mr. Gaslightwala has served as a director of the Board since December 16, 2024, as previously disclosed in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 18, 2024.

Prior to joining the Company, Mr. Gaslightwala served as the Senior Vice President at Jazz Pharmaceuticals plc (“Jazz”), leading the US oncology business unit since October 2020. Prior to joining Jazz, Mr. Gaslightwala worked at Amgen, Inc. (“Amgen”) from April 2014 until October 2020, where he held a variety of marketing, sales, and commercial leadership roles, including leading its US multiple myeloma business. Prior to Amgen, Mr. Gaslightwala was at Pfizer & Co., Inc. (“Pfizer”), where he had multiple global marketing and commercial planning roles, including building Pfizer’s biosimilar business unit in oncology and inflammation. Prior to Pfizer, Mr. Gaslightwala worked for Centocor/Johnson & Johnson and the Boston Consulting Group. Mr. Gaslightwala completed a BS in Chemical Engineering from Cornell University, an MBA from the Sloan School of Management and an MS in Chemical Engineering from the Massachusetts Institute of Technology.

There are no arrangements or understandings between Mr. Gaslightwala and any other persons pursuant to which Mr. Gaslightwala was appointed as President and Chief Executive Officer of the Company. In addition, there are no family relationships between Mr. Gaslightwala and any director or executive officer of the Company, and there are no transactions involving Mr. Gaslightwala requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Departure of President and Chief Executive Officer

Upon appointment of Mr. Gaslightwala, Dr. Samir R. Patel will step down as the President and Chief Executive Officer of Akari Therapeutics, Plc (the “Company”), effective April 14, 2025. Dr. Patel will continue to remain a member of the Board.

The terms of Dr. Patel’s separation are still being finalized and are therefore not yet available for disclosure hereunder. The Company will disclose any required severance terms in a subsequent filing to be made by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), when such terms are finalized.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Chief Executive Officer Agreement, dated as of March 14, 2025, by and between the Company and Abizer Gaslightwala
10.2	Chief Executive Officer Letter Agreement dated as of March 18, 2025, by and between the Company and Abizer Gaslightwala
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akari Therapeutics, Plc

Date: March 20, 2025	By:	/s/ Samir R. Patel, M.D.
Samir R. Patel, M.D.
President and Chief Executive Officer